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EXHIBIT 10.22

EXECUTION COPY

FIRST AMENDMENT
TO
MASTER POOL PURCHASE AGREEMENT

        THIS FIRST AMENDMENT TO MASTER POOL PURCHASE AGREEMENT (the "Agreement") dated as of July 17, 2003 is by and between SIERRA DEPOSIT COMPANY, LLC, a Delaware limited liability company, as depositor (the "Depositor") and SIERRA RECEIVABLES FUNDING COMPANY, LLC, a Delaware limited liability company, as issuer (the "Issuer"). This Amendment amends the Master Pool Purchase Agreement dated as of August 29, 2002 (the "Agreement") by and between the Depositor and the Issuer.

        WHEREAS, under the terms of the Agreement and the Series 2002-1 Supplement thereto the Depositor has sold and expects to continue to sell Pool Loans and related Pool Assets to the Issuer;

        WHEREAS, the Issuer has informed the Depositor that the Issuer may, under the terms of the Series 2002-1 Indenture Supplement, from time to time be required to sell Pool Loans and Pool Assets to the Depositor and the Depositor may purchase such Pool Loans and Pool Assets and transfer such Pool Loans and Pool Assets to an Additional Issuer; and

        WHEREAS, if Pool Loans transferred to an Additional Issuer become Trendwest Timeshare Upgrades and are purchased by the Depositor from the Additional Issuer, such Trendwest Timeshare Upgrades and the related assets shall retain their character as Pool Loans and related Pool Assets and may be sold by the Depositor to the Issuer under the Agreement and the Series 2002-1 Supplement; and

        WHEREAS, because of changes which have occurred since the original date of the Agreement, the Depositor and the Issuer wish to amend the Agreement as set forth in this Amendment;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.    Amendments Relating to Definitions.

        (a)   the following definitions are hereby added to the Agreement, each to read in its entirety as follows:

          "Additional Issuer" shall mean an entity which is a subsidiary of the Depositor, other than the Issuer, which purchases Loans from the Depositor with the proceeds of a Series of Notes issued by such entity and pledges such Loans to secure such Series of Notes.

          "Series 2002-1 Supplement" shall mean the PPA Supplement dated as of August 29, 2002, as such supplement is amended and supplemented from time to time.

          "Term Purchase Agreement" shall mean a purchase agreement between the Depositor and an Additional Issuer pursuant to which the Depositor sells Loans to the Additional Issuer and the Additional Issuer purchases such Loans for the purpose of pledging the Loans to secure a Series of Notes.

          "Trendwest Timeshare Upgrade" shall mean a Loan which was sold to the Depositor by Trendwest and with respect to which the Obligor purchases a Timeshare Upgrade.

          "2003 Amendment Date" shall mean July 17, 2003.

        (b)   Each of the following terms contained in Section 2 of the Agreement is hereby amended and restated to read in its entirety as follows:

          "Additional Pool Loan" shall mean a Loan (including Trendwest Timeshare Upgrades purchased by the Depositor from an Additional Issuer) constituting one of the Pool Loans purchased from the Depositor on an Addition Date and listed on Schedule 1 to the related Assignment.

          "Purchase Agreement" shall mean each of the Master Loan Purchase Agreement dated as of August 29, 2002 by and between FAC as seller, FRI as co-originator, Fairfield Myrtle Beach, Inc. as co-originator, Kona Hawaiian Vacation Ownership, LLC, as an originator, Sea Gardens Beach and Tennis Resort, Inc., Vacation Break Resorts, Inc., Vacation Break Resorts at Star Island, Inc., Palm Vacation Group, Ocean Ranch Vacation Group and the Depositor as purchaser; or the Master Loan Purchase Agreement dated as of August 29, 2002 by and between Trendwest as Seller and the Depositor as purchaser, in each case as such agreements may be amended, modified or supplemented from time to time in accordance with the terms thereof, and any other purchase agreement relating to the purchase of Loans from a Seller by the Depositor.

          "Seller" shall have the meaning set forth in the recitals to this Agreement, except that from and after the 2003 Amendment Date, EFI shall not be a Seller.

Section 2.    Amendment to the Negative Covenants of the Depositor.

        Clause (e), clause (g), and clause (h) of Section 8 of the Agreement are each hereby amended and restated, each to read in its entirety, respectively, as follows:

          (e)    Amendments, Etc.    Permit the validity or effectiveness of any Facility Document to which it is a party or the rights and obligations created thereby or pursuant thereto to be amended, terminated, postponed or discharged, or permit any amendment to any Facility Document to which it is a party without the consent of the Issuer and the Deal Agent, or permit any Person whose obligations form part of the Pool Assets to be released from such obligations, except in accordance with the terms of such Facility Document.

          (g)    Limitation on Business.    Engage in any business other than financing, purchasing, owning and selling and managing the Pool Assets in the manner contemplated by the Facility Documents and any Term Purchase Agreement and all activities incidental thereto, or enter into or be a party to any agreement or instrument other than any Facility Document, any Term Purchase Agreement or documents and agreements incidental thereto.

          (h)    Capital Contributions.    Except as contemplated by the Facility Documents or a Term Purchase Agreement, or in connection with the creation of an Additional Issuer, make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person without the consent of the holders of a majority of the outstanding principal amount of the Notes.

Section 3.    Miscellaneous.

        (a)    Counterparts.    This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

        (b)    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

        (c)    Agreement in Full Force and Effect as Amended.    Except as specifically stated herein, all of the terms and conditions of the Agreement shall remain in full force and effect. All references to the Agreement in any other document or instrument shall be deemed to mean the Agreement, as amended and supplemented by this Amendment. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Agreement, as amended by this Amendment, as though the terms and obligations of the Agreement were set forth herein.

        IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

SIERRA DEPOSIT COMPANY, LLC as Depositor
By:	/s/ JOHN COLE
	Name:	John Cole
	Title:	President and Treasurer
SIERRA RECEIVABLES FUNDING COMPANY, LLC as Issuer
By:	/s/ JOHN COLE
	Name:	John Cole
	Title:	President and Treasurer

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  EXHIBIT 10.22
FIRST AMENDMENT TO MASTER POOL PURCHASE AGREEMENT